Risk and Factors

It is evident that there are no risk regarding said class of securities, as they are an obligation of the United States and are entitled to full Faith and Credit. To think and act otherwise especially in order to cause “serious harm” and/or “abuse or threatened abuse of law or legal process”, which would be utilized in any manner or for any purpose for which the law was not designed, in order to exert pressure or another person to cause that person to take some action or refrain from taking action; would be a direct violation of United States Statutes At Large(s): THIRTY-NINTH CONGRESS. SESS. II CH. 187, 188. 1867. 546; June 25, 1948, Ch. 645, 62 Stat. 772; Public Law 106-386, div. A, § 112(a)(1), Oct. 28, 2000, 114 Stat. 1486; and other Public Laws relating to a system of Peonage, Debt Peonage, and so forth. Please review the following United States Statutes At Large in support of said Government Obligation:

a) **Obligation or other Security of the United States defined-** PUBLIC LAWS- CH. 645-JUNE 25, 1948; 80TH CONG., 2D SESS. 62 STAT- Page 685, § 8.

b) **Obligations or securities of United States-** June 25,1948, Ch. 645, 62 Stat. 705; Public Law 103-322, Title XXXIII, § 330016(1)(K), Sept. 13, 1994, 108 Stat 2147; Public Law 107-56, Title III, § 374(b), Oct. 26,2001, 115 Stat. 340

c) **Payment of obligations and interest on the public debt-** Public Law 97-258, Sept. 13, 1982, 96 Stat. 945

d) **Sealing of Instruments-** PUBLIC LAWS—CH. 388- JULY 30,1947; 61 STAT. [H.R. 1565] [Public Law 278]- Page 636; § 114

e) **Record made in regular course of business-** PUBLIC LAWS—CH. 646-JUNE 25, 1948; 62 STAT. [H.R. 3214] [Public Law 773]- Page(s) 945, 946, § 1732

f) **Government records and papers; copies-** PUBLIC LAWS—CH. 646- JUNE 25, 1948; 62 STAT. [H.R. 3214] [Public Law 773]- Page 946, § 1733

g) **State and Territorial non-Judicial records; full Faith and Credit**- PUBLIC LAWS—CH. 646-JUNE 25, 1948; 62 STAT. [H.R. 3214] [Public Law 773] – Page 947, § 1739

h) **Concealment, Removal, or Mutilation Generally**- PUBLIC LAWS- CH. 645, JUNE 25, 1948; 80TH CONG., 2D SESS. 62 STAT-Page 795, § 2071; Public Law 101-510; June 25, 1948, Ch. 645, 62 Stat. 698, § 285; Amendment (s) 1994-Public Law 103-322